SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
Reported):  June 15, 2004

Wells Fargo Financial Auto Owner Trust 2004-A
(Exact name of registrant as specified in its charter)

Delaware	333-110039	20-6150771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Wilmington Trust Company Rodney Square North, 1100 North Market Street Wilmington, Delaware 19890-0001
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (302) 651-1000

Item 5.             Other Events.

On June 15, 2004, Wells Fargo Financial Acceptance, Inc., as Subservicer, distributed the Master Servicer’s Report for the monthly period ending May 31, 2004 pursuant to Section 4.9 of the Sale and Servicing Agreement dated as of March 1, 2004.

Item 7.             Financial Statements and Exhibits.

(a)               Not applicable.

(b)              Not applicable.

(c)               Exhibits:

Exhibit No.	Description

20	Master Servicer’s Report for the monthly period ending May 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS FARGO FINANCIAL ACCEPTANCE, INC.,
as Subservicer

	By:	/s/ Steven N. Owenson
Steven N. Owenson Treasurer

Dated: June 15, 2004

INDEX TO EXHIBITS

Exhibit No.	Description

20	Master Servicer’s Report for the monthly period ending May 31, 2004.